FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2012 (August 15, 2012)

ESSEX PROPERTY TRUST, INC.
 (Exact name of registrant as specified in its charter)

001-13106
(Commission File Number)

Maryland	77-0369576

(State of Incorporation)	(I.R.S Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of principal executive offices) (Zip Code)

(650) 494-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 15, 2012, Essex Portfolio, L.P. (the "Operating Partnership"), the operating partnership of Essex Property Trust, Inc. (the "Company"), issued $300 million aggregate principal amount of its 3.625% Senior Notes due 2022 (the "Notes").

The terms of the Notes are governed by an indenture, dated August 15, 2012 (the "Indenture"), among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee.  The Indenture contains various restrictive covenants, including limitations on the Operating Partnership's ability to consummate a merger, consolidation or sale of all or substantially all of its assets and limitations on its ability to incur additional secured and unsecured indebtedness.  A copy of the Indenture, including the form of the Notes and guarantee of the Notes by the Company, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report.  See Item 2.03 below for additional information.

The net proceeds from the issuance of Notes will be approximately $294,520,000, after deducting the initial purchasers' discounts and estimated offering expenses.  The Operating Partnership intends to use the net proceeds to repay indebtedness under its $500 million unsecured line of credit and its $25 million unsecured working capital line of credit, and for other general corporate and working capital purposes.  The lenders under the unsecured lines of credit include affiliates of the initial purchasers of the Notes (the "Initial Purchasers") and as such will receive a portion of the net proceeds.

The Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act").  The Operating Partnership offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.  The Initial Purchasers then sold the Notes to qualified institutional buyers within the United States pursuant to the exemption from registration provided by Rule 144A under the Securities Act, which may also be resold to non-United States persons outside the United States pursuant to the exemption from registration provided by Regulation S under the Securities Act.

On August 15, 2012, in connection with the issuance and sale of the Notes, the Operating Partnership and the Company also entered into a registration rights agreement (the "Registration Rights Agreement") with Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, in their capacity as representatives of the Initial Purchasers.  A copy of the Registration Rights Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 10.1 to this report.

Pursuant to the Registration Rights Agreement, the Company and the Operating Partnership agreed that they will:

•
use commercially reasonable efforts to file a registration statement with the United States Securities and Exchange Commission within 180 days after the issue date of the Notes, which registration statement relates to an offer to exchange the Notes for SEC-registered notes with nearly identical terms to the Notes;

•	use commercially reasonable efforts to cause the registration statement to become effective within 240 days after the issue date of the Notes;
•	use commercially reasonable efforts to cause the exchange offer to be consummated within 30 business days after the registration statement is declared effective; and
•	in some cases, file a "shelf registration statement" providing for the sale of all of the Notes by the holders thereof.

If the Company and the Operating Partnership do not meet these deadlines, then, subject to certain exceptions, additional interest will accrue on the Notes in an amount equal to 0.25% per annum for the first 90-day period, until all registration defaults have been cured.  In no event will additional interest exceed 0.50% per year.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 15, 2012, the Operating Partnership issued $300 million aggregate principal amount of Notes.  The Operating Partnership offered the Notes at 98.99% of the principal amount thereof.  The Notes are general unsecured senior obligations of the Operating Partnership and will rank equally in right of payment with all other senior unsecured obligations of the Operating Partnership.  However, the Notes are effectively subordinated to all of the Operating Partnership's existing and future secured indebtedness (to the extent of the collateral securing such indebtedness) and to all existing and future liabilities and preferred equity, whether secured or unsecured, of the Operating Partnership's subsidiaries.  The Notes bear interest at 3.625% per annum.  Interest is payable semi-annually in arrears on February 15 and August 15 of each year, beginning February 15, 2013 until the maturity date of August 15, 2022.  The Operating Partnership's obligations under the Notes are fully and unconditionally guaranteed by the Company.  A copy of the Indenture, including the form of the Notes and guarantee of the Notes by the Company, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report.

The Notes will be redeemable in whole at any time or in part from time to time, at the Operating Partnership's option and in its sole discretion, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed; or

•
the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis at the adjusted treasury rate (as defined in the Indenture) plus 35 basis points;

plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

Notwithstanding the foregoing, if the Notes are redeemed on or after 90 days prior to the maturity date, the redemption price will be equal to 100% of the principal amount of the Notes being redeemed.

Certain events are considered events of default, which may result in the accelerated maturity of the Notes, including:

•	default for 30 days in the payment of any installment of interest under the Notes;

•	default in the payment of the principal amount or redemption price due with respect to the Notes, when the same becomes due and payable;

•
the Operating Partnership's failure to comply with any of its other agreements contained in the Notes or the Indenture upon receipt by the Operating Partnership of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the Notes then outstanding and the Operating Partnership's failure to cure (or obtain a waiver of) such default within 60 days after the Operating Partnership receives such notice;

•
failure to pay any indebtedness for money borrowed by the Operating Partnership, the Company or any subsidiary in which the Operating Partnership has invested at least $50 million in capital (a "Significant Subsidiary") in an outstanding principal amount in excess of $50 million at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to the Operating Partnership from the trustee (or to the Operating Partnership and the trustee from holders of at least 25% in principal amount of the outstanding notes); or

•
certain events of bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or trustee of the Operating Partnership, the Company or any Significant Subsidiary or any substantial part of their respective property.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

4.1
Indenture, dated August 15, 2012, among Essex Portfolio, L.P., Essex Property Trust, Inc., and U.S. Bank National Association, as trustee, including the form of 3.625% Senior Notes due 2022 and the guarantee thereof.

\
10.1
Registration Rights Agreement, dated August 15, 2012, among Essex Portfolio, L.P., Essex Property Trust, Inc., and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC as representatives of the several initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 15, 2012

Essex Property Trust, Inc.

/s/ Michael T. Dance

Name: Michael T. Dance
Title: Executive Vice President & Chief Financial Officer